Exhibit 99.1

ContextLogic Holdings Inc. Announces
Scott Stewart as Chief Financial Officer & Chief Operating Officer

OAKLAND, Calif., June 01, 2026 (GLOBE NEWSWIRE) -- ContextLogic Holdings, Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) announced the appointment of Scott Stewart as its Chief Financial Officer and Chief Operating Officer, effective June 1, 2026.

Mr. Stewart joins ContextLogic with a career built around exactly what the Company needs: acquiring businesses, integrating them cleanly, and building the financial infrastructure to support them in a public company context.

Most recently, Mr. Stewart served as CFO of Cantaloupe, Inc. (Nasdaq: CTLP), a technology and payments company. He joined Cantaloupe in 2020 as Chief Accounting Officer, tasked with rebuilding Cantaloupe’s accounting function and controls, and was promoted to CFO in 2022 to lead the full finance organization — including financial reporting, planning and analysis, tax, treasury, and investor relations.

Prior to Cantaloupe, Mr. Stewart spent 13 years with Intercontinental Exchange, Inc., a Fortune 500 company that owns equity and commodity exchanges, most notably the New York Stock Exchange (NYSE), as well as various clearing houses across the globe. During his tenure at ICE, Mr. Stewart held various positions, most recently as Assistant Controller, where he managed corporate accounting, navigated complex technical accounting matters, and supported more than 30 acquisitions and integrations over his tenure — including the landmark acquisition of the NYSE.

Earlier in his career, Mr. Stewart spent four years at Ernst & Young in their audit practice. Mr. Stewart holds a Bachelor of Science in Accounting and a Master of Professional Accountancy from Clemson University.

“We are thrilled to welcome Scott to ContextLogic,” said Mark Ward, President of ContextLogic Holdings Inc. “As we build our portfolio of businesses, having someone who can run the financial and operational engine of the ownership platform is essential. Scott brings exactly the right experience and skillset.”

About ContextLogic Holdings Inc.

ContextLogic Holdings Inc. is a publicly traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of its shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit www.contextlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the Company’s plans to acquire businesses, integrate them and build financial infrastructure to support them and the impact of Mr. Stewart on the financial and operational aspects of the Company’s ownership platform. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: future financial performance; future liquidity and operating expenditures; financial condition and results of operations; enforceability of transfer restrictions and occurrence of an ownership change with the result that ContextLogic’s ability to use its net operating losses could be severely limited; future legislation resulting in ContextLogic being unable to realize the benefits of the tax attributes; ContextLogic’s ability to make use of the existing benefits of the tax attributes because ContextLogic may not generate taxable income; risks related to any future acquisition of a business or assets; currently pending or future litigation; risks if we are deemed to be an investment company under the Investment Company Act of 1940; the effect of new accounting pronouncements; competitive changes in the marketplace and other characterizations of future events or circumstances; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations:

Lucy Simon, CLHI

ir@contextlogic.com